   As filed with the Securities and Exchange Commission on October 22, 1999.
                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                    FORM S-3
                             Registration Statement
                                     Under
                           The Securities Act of 1933

                               ----------------

                                 ABC-NACO INC.
             (Exact name of registrant as specified in its charter)

                   Delaware                              36-3498749
       (State or other jurisdiction of         (I.R.S. Employer Identification
        incorporation or organization)                      No.)


            2001 Butterfield Road,             Mark F. Baggio, Vice President,
                  Suite 502                     General Counsel and Secretary
           Downers Grove, IL 60515            2001 Butterfield Road, Suite 502
                (630) 852-1300                     Downers Grove, IL 60515
      (Address, including zip code, and                (630) 852-1300
    telephone number, including area code,      (Name, address, including zip
 of registrant's principal executive offices)             code, and
                                              telephone number, including area
                                                            code,
                                                    of agent for service)

                               ----------------

                  Please send copies of all communications to:
                                Robert J. Regan
                             Schiff Hardin & Waite
                                6600 Sears Tower
                            Chicago, Illinois 60606
                                 (312) 258-5500

                               ----------------

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

                               ----------------

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                        Proposed
                                                        Maximum        Proposed
    Title of Each Class of            Amount            Offering       Maximum       Amount of
       Securities to be                to be         Price Per Unit   Aggregate     Registration
          Registered                Registered            (1)       Offering Price      Fee
------------------------------------------------------------------------------------------------
Debt securities...............         -- (1)             --            -- (1)          --
------------------------------------------------------------------------------------------------
Preferred stock...............         -- (1)             --            -- (1)          --
------------------------------------------------------------------------------------------------
Common stock, par value $0.01
 per share, and related
 preferred stock purchase
 rights (2)...................         -- (1)             --            -- (1)          --
------------------------------------------------------------------------------------------------
Total (3).....................                                       $300,000,000     $75,824
                                 $300,000,000 (4)(5)      --             (5)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Not applicable pursuant to Form S-3, General Instruction II.D.
(2) The value attributable to the preferred stock purchase rights is reflected in the value attributable to the common stock.
(3) Pursuant to Rule 429, securities having an aggregate initial offering price of $25,000,000 are being carried forward from the registrant's registration statement on Form S-3 (Reg. No. 333-16241). $7,576 of the filing fee previously paid in connection with such registration statement is associated with the securities being registered hereby.
(4) Or, (i) if any debt securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price equal to the amount to be registered or (ii) if any debt securities are issued with a principal amount denominated in a foreign currency or composite currency, such principal amount as shall result in an aggregate initial offering price equivalent thereto in United States dollars at the time of initial offering.
(5) These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457(o), and, with respect to the debt securities, are exclusive of accrued interest, if any.

                               ----------------

   PURSUANT TO RULE 429 OF THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT ALSO RELATES TO $25,000,000 OF SECURITIES PREVIOUSLY REGISTERED UNDER THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-3 (REG. NO. 333-16241). THIS REGISTRATION STATEMENT ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 WITH RESPECT TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-3 (REG. NO. 333-16241).

                               ----------------

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission relating to these securities is effective. +
+This prospectus is not an offer to sell these securities and it is not        +
+soliciting an offer to buy these securities in any state where the offer or   +
+sale is not permitted.                                                        +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 Subject to completion, dated October 22, 1999

PROSPECTUS

                                  $300,000,000

                                [ABC-NACO LOGO]

                               By this prospectus

                                 ABC-NACO INC.

                                   may offer

                                DEBT SECURITIES
                                PREFERRED STOCK

                                      and

                                  COMMON STOCK

                                 ------------

  We may from time to time sell up to $300,000,000 aggregate principal amount of our debt securities, preferred stock and common stock. The debt securities may consist of notes, debentures or other types of debt. We will provide you with the specific terms of the debt securities, preferred stock and common stock in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

                                 ------------

  These securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                 ------------

               The date of this prospectus is            , 1999.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ABOUT THIS PROSPECTUS......................................................   3

ABC-NACO...................................................................   3

USE OF PROCEEDS............................................................   3

RATIO OF EARNINGS TO FIXED CHARGES.........................................   3

WHERE YOU CAN FIND MORE INFORMATION........................................   4

DESCRIPTION OF THE DEBT SECURITIES.........................................   5
  General..................................................................   5
  Registration, Transfer and Exchange......................................   6
  Global Securities........................................................   7
  Consolidation, Merger and Sale of Assets.................................   8
  Modification and Waiver..................................................   8
  Defeasance and Covenant Defeasance.......................................   9
  Events of Default........................................................   9
  Information Concerning the Trustee.......................................  10
  Governing Law............................................................  10

DESCRIPTION OF CAPITAL STOCK...............................................  10
  General..................................................................  10
  Common Stock.............................................................  10
  Preferred Stock Purchase Rights..........................................  11
  Preferred Stock..........................................................  12
  Provisions With Possible Anti-Takeover Effects...........................  12

PLAN OF DISTRIBUTION.......................................................  13

LEGAL OPINIONS.............................................................  14

EXPERTS....................................................................  14

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that ABC-NACO Inc. ("ABC-NACO," "we," "us" and "our") filed with the SEC utilizing a "shelf" registration process. Under this shelf registration, we may offer from time to time up to $300,000,000 aggregate principal amount of debt securities, preferred stock and common stock, either separately or in units. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                                    ABC-NACO

   We are one of the world's leading suppliers of technologically advanced products and services to the freight railroad and flow control industries. We operate in three business segments: Rail Products, Rail Services and Systems, and Flow and Speciality Products, and have four technology centers around the world supporting our three business segments. We hold pre-eminent market positions in the design, engineering and manufacture of high performance freight railcar, locomotive and passenger rail suspension and coupler systems, wheels and mounted wheel sets, and speciality track products. We also supply freight, railroad and transit signaling systems and services, as well as highly engineered valve bodies and components for industrial flow control systems worldwide.

   We were incorporated in Delaware in 1987. On February 19, 1999, we merged with NACO, Inc. ("NACO"), a privately held Delaware corporation that designed, manufactured and supplied cast steel and related products for the railroad supply and flow control supply markets, to create ABC-NACO. Our principal executive offices are located at 2001 Butterfield Road, Suite 502, Downers Grove, Illinois 60515, and our telephone number is (630) 852-1300. Our common stock is listed on the Nasdaq Stock Market's National Market System under the symbol "ABCR."

                                USE OF PROCEEDS

   Unless otherwise specified in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus will be used for general corporate purposes. General corporate purposes may include the repayment of debt, working capital expenditures or investments in businesses and assets. When we offer a particular series of securities offered by this prospectus, the prospectus supplement relating to that offering will set forth the intended use of the net proceeds received from that offering. We may invest temporarily the net proceeds or apply them to repay short-term debt until they are used for their stated purpose.

                       RATIO OF EARNINGS TO FIXED CHARGES

   Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

                                                         Fiscal Year Ended July
                                                                  31,
                                                        ------------------------
                                                        1999 1998 1997 1996 1995
                                                        ---- ---- ---- ---- ----
Ratio of earnings to fixed charges..................... 0.71 1.94 1.61 2.35 5.15


   The ratio of earnings to fixed charges has been computed by dividing "earnings" by "fixed charges." For purposes of calculating the ratios, "earnings" is income (loss) before income taxes, cumulative effect of accounting change, extraordinary items and equity income (loss) of unconsolidated joint ventures, plus fixed charges, plus amortization of capitalized interest, plus distributed income of equity investees, less capitalized interest. "Fixed charges" include interest expense, amortization of deferred financing costs, capitalized interest and the interest portion of rent expense.

   We recently changed our fiscal year-end to December 31 from July 31. As a result, following a transition period from August 1, 1999 through December 31, 1999, our next fiscal year will be the twelve-month period ending December 31, 2000. Prior to our merger with NACO, NACO's fiscal year-end was the Sunday closest to March 31. As permitted under Regulation S-X promulgated by the SEC, our year-end and NACO's year end have not been conformed for periods prior to our most recent fiscal year ended July 31, 1999. The results of NACO's operations for the twelve months ended June 28, 1998, March 30, 1997, March 31, 1996, and April 2, 1995 are combined with our results of operations for the twelve months ended July 31, 1998, 1997, 1996, and 1995, respectively.

   ABC-NACO's earnings were insufficient to cover total fixed charges in the fiscal year ended July 31, 1999. The coverage deficiency in that fiscal year was $6,728,000.

   The ratio for the fiscal year ended July 31, 1999 would be 1.66 after excluding merger and other restructuring charges from the calculation of earnings.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

   Our common stock is quoted on the Nasdaq Stock Market's National Market System under the symbol "ABCR," and our SEC filings can also be read at the following Nasdaq address:

       Nasdaq Operations
       1735 K Street, N.W.
       Washington, D.C. 20006

   The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

  (1) Our Annual Report on Form 10-K for the fiscal year ended July 31, 1999;

  (2) Our Current Report on Form 8-K relating to the change of our fiscal year filed with the SEC on September 24, 1999;

  (3) The description of the common stock contained in our registration statement on Form 8-A filed with the SEC on November 19, 1993, including any amendments or reports filed for the purpose of updating that description; and

  (4) The description of the associated preferred stock purchase rights contained in our registration statement on Form 8-A filed with the SEC on October 2, 1995, including any amendments or reports filed for the purpose of updating that description.

   In addition to the documents listed above, we also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (1) after the date of the filing of this registration statement and before its effectiveness and (2) until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

   You may request a copy of these filings at no cost, by writing to or telephoning us at the following address and telephone number:

         ABC-NACO Inc.
         Shareholder Relations
         2001 Butterfield Road, Suite 502
         Downers Grove, Illinois 60515
         Telephone: (630) 852-1300

   You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

                       DESCRIPTION OF THE DEBT SECURITIES

   The debt securities will be issued under an indenture between us and Norwest Bank Minnesota, N.A. as the trustee. The following is a summary of the material provisions of the indenture and is qualified in its entirety by the provisions of the indenture, including definitions of certain terms used in the indenture. Wherever we refer to particular sections or defined terms of the indenture, those sections or defined terms are incorporated by reference in this prospectus or prospectus supplement. You should review the indenture that is incorporated by reference as an exhibit to the registration statement for additional information.

   The following summarizes certain general terms and provisions of the debt securities. Each time we offer debt securities, the prospectus supplement relating to that offering will describe the terms of the debt securities we are offering.

General

   The indenture does not limit the total principal amount of debt securities that we may issue. The indenture provides that we may issue debt securities in one or more series from time to time up to the total principal amount that we have authorized. The debt securities will be unsecured, unless otherwise provided in a supplement to this prospectus. The indenture does not limit the amount of other unsecured indebtedness or securities that we may issue.

   The debt securities may be issued in one or more separate series of securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

  .  the title of the debt securities;

  .  the price at which the securities will be issued;

  .  any limit on the aggregate principal amount of the debt securities;

  . the date or dates on which the debt securities will mature or the method of determining such date or dates;

  .  their interest rate or rates, or the method of determining those rates;

  .  their interest payment dates and the record dates for interest payments;

  . the place or places where principal, interest and any premium payments may be made;

  .  any mandatory or optional redemption provisions;

  .  any sinking fund provisions;

  .  any premium payments, including any conditions;

  . the manner of making principal, interest and any premium payments on the debt securities;

  .  the denominations in which the debt securities shall be issued;

  . the currency or currencies in which payments on the debt securities will be payable, and whether you or we may elect to have principal, premium and interest paid in a currency other than the currency in which the debt securities are denominated;

  . the method of determining the amount of any payments on the debt securities which are linked to an index;

  . the portion of the principal amount of any debt security payable upon the acceleration of maturity, if other than the full principal amount;

  . whether provisions relating to defeasance and covenant defeasance will be applicable to the series of debt securities;

  . any changes to the events of default, defaults or to our covenants made in the indenture;

  . whether the debt securities will be issued in fully registered form without coupons or in bearer form, with or without coupons, or both, and whether they will be issued in global form;

  .  particular terms of any security provided for the debt securities;

  .  particular terms of subordination; and

  .  any other terms of the debt securities.

   We may issue debt securities as original issue discount securities to be sold at a substantial discount below their stated principal amount. If we issue original issue discount securities, then special federal income tax rules that apply may be described in the prospectus supplement for those debt securities. "Original issue discount securities" means any debt security which provides for an amount less than its principal amount to be due and payable upon the declaration of acceleration of the maturity of the debt security upon the occurrence and continuation of an "Event of Default."

   Except as may otherwise be described in an applicable prospectus supplement, the indenture does not contain covenants or other provisions designed to afford holders of the debt securities protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence.

Registration, Transfer and Exchange

   We presently plan to issue each series of debt securities only as registered securities. However, we may issue a series of debt securities as bearer securities, or a combination of both registered securities and bearer securities. If we issue debt securities as bearer securities, they will have interest coupons attached unless we elect to issue them as zero coupon securities. If we issue bearer securities, we may describe material U.S. federal income tax consequences and other material considerations, procedures and limitations in the prospectus supplement for that offering.

   Holders of registered debt securities may present the debt securities for exchange for different authorized amounts of other debt securities of the same series and of similar principal amount at the corporate trust office of the trustee in Minneapolis, Minnesota or at the office of any other transfer agent we may designate for the purpose and describe in the applicable prospectus supplement. The registered securities must be duly endorsed or accompanied by a written instrument of transfer. The agent will not impose a service charge on you for the transfer or exchange. We may, however, require that you pay any applicable tax or other governmental charge. We will describe any procedures for the exchange of bearer securities for other debt securities of the same series in the prospectus supplement for that offering. Generally, we will not allow you to exchange registered securities for bearer securities. (Section 2.7)

   In general, unless otherwise specified in the applicable prospectus supplement, we will issue registered securities without coupons and in denominations of $1,000, or integral multiples. We may issue both registered and bearer securities in global form. (Section 2.14)

Global Securities

   The debt securities of a series may be issued in whole or in part in the form of one or more global securities that we will identify in a prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be registered for transfer or exchange except:

  . as a whole by the depositary for the global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or a nominee of the depositary to a successor depositary or a nominee of the successor depositary; and

  . in any other circumstances described in the prospectus supplement applicable thereto.

   The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement applicable thereto. We expect that the following provisions will apply to depositary arrangements.

   Unless otherwise specified in the applicable prospectus supplement, debt securities that are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security or, in some cases, global securities registered in the name of the depositary or its nominee. Upon the issuance of the global security, and the deposit of the global security with or on behalf of the depositary for the global security, the depositary will credit on its book entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that have accounts with the depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of the debt securities. If we directly offer and sell debt securities the accounts to be credited will be designated by us. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global security. Ownership of beneficial interests in the global security by persons that hold through participants will be shown on, and the transfer of that ownership interest within the participant will be effected only through, records maintained by the participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and the laws may impair the ability to transfer beneficial interests in the global securities.

   So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or "Holder" of the debt securities represented by the global security for all purposes under the indenture. Unless otherwise specified in the applicable prospectus supplement, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the Holders of the debt securities for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depositary and, if the person is not a participant, on the procedures of the participant through which the person owns its interest to exercise any rights of a Holder of debt securities under the indenture. We understand that under existing industry practices, if we request any action of Holders or an owner of a beneficial interest in the global security desires to give any notice or take any action a Holder is entitled to give or take under the indenture, then the depositary would authorize the participants to give this notice or take this action, and participants would authorize beneficial owners owning through these participants to give this notice or take this action or would otherwise act upon the instructions of beneficial owners owning through them.

   Principal of and any premium and interest on a global security will be payable in the manner described in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

   We may consolidate with, or sell, lease or convey all or most of our assets to, or merge with or into, any other corporation, as long as:

  . if we are not the continuing corporation, the successor corporation is organized and existing under U.S. or state law;

  . the successor corporation by supplemental indenture expressly assumes the payments on the debt securities and duly and punctually performs and observes all covenants and conditions of the indenture to be performed by us; and

  . we or the successor corporation are not in default in the performance of any of those covenants or conditions immediately after the merger or consolidation or the sale, lease or conveyance. (Section 5.1)

Modification and Waiver

   The indenture allows us and the trustee, without the consent of any Holders of debt securities, to enter into supplemental indentures for various purposes, including:

  . evidencing the succession of another entity to us and the assumption of our covenants and obligations under the debt securities and the indenture by this successor;

  .  adding to our covenants for the benefit of the Holders;

  .  adding additional events of default for the benefit of the Holders;

  . establishing the form or terms of any series of debt securities issued under the supplemental indentures or curing ambiguities or inconsistencies in the indentures; and

  . making other provisions that do not adversely affect the interests of the Holders of any series of debt securities in any material respect. (Section 9.1)

   The indenture allows us and the trustee, with the consent of the Holders of not less than a majority in principal amount of the outstanding debt securities of all affected series acting as one class, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the Holders of the debt securities of the series. (Section 9.2) Without the consent of the Holders of all the outstanding debt securities affected thereby, no supplemental indenture may:

  . change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

  . reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of, any debt security;

  . reduce the amount of the principal of any original issue discount security that would be due and payable upon acceleration of the maturity of the debt security;

  . change the place or currency of payment of principal of, premium (if any), or interest on any debt security;

  . impair the right to institute suit for the enforcement of any payment on or after the maturity date of the debt security or, in the case of redemption, on or after the redemption date;

  . reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for a supplemental indenture, or the consent of whose holders is required for any waiver of compliance with various provisions of the indenture or various defaults thereunder and their consequences provided for in the indentures; or

  .  modify any of the foregoing described provisions. (Section 9.3)

Defeasance and Covenant Defeasance

   The indenture provides, unless otherwise indicated in the prospectus supplement relating to that particular series of debt securities, that, at our option, we:

  . will be discharged from any and all obligations in respect of the debt securities of any series, except for certain obligations to register the transfer of or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies and hold moneys for payment in trust; or

  . need not comply with certain restrictive covenants of the indenture and the occurrence of an event described in the fourth bullet point in the section of the prospectus captioned "Events of Default" will no longer be an event of default, in each case, if we deposit, in trust, with the trustee money or direct obligations of the United States or guaranteed by the United States, which through the payment of interest and principal in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and premium, if any, and interest on and any mandatory sinking fund in respect of the debt securities of that series on the dates such payments are due, which may include one or more redemption dates that we designate, in accordance with the terms of the debt securities of that series.

   We may establish this trust only if, among other things:

  . no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the indenture shall have occurred and is continuing on the date of the deposit or insofar as an event of default resulting from certain events involving our bankruptcy or insolvency at any time during the period ending on the 91st day after the date of the deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to us in respect of the deposit;

  . the defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound; and

  . We have delivered to the trustee an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the deposit or defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred. (Section 8.4)

   In the event we omit to comply with our remaining obligations under the indenture after a defeasance of the indenture with respect to the debt securities of any series as described under the second item listed above and the debt securities of such series are declared due and payable because of the occurrence of any event of default, the amount of money and direct obligations of the United States or guaranteed by the United States on deposit with the trustee may be insufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will, however, remain liable for those payments.

Events of Default

   An "Event of Default" regarding any series of debt securities is any one of the following events:

  . default for 30 days in the payment of any interest installment when due and payable;

  . default in the payment of principal or premium (if any) when due at its stated maturity, by declaration, when called for redemption or otherwise;

  .  default in the deposit of any sinking fund payment when due;

  . default in the performance of any of our covenants or warranties in the debt securities or in the indenture for 60 days after notice to us by the trustee or by Holders of not less than a majority in principal amount of the outstanding debt securities of that series;

  .  events of bankruptcy, insolvency or reorganization of ABC-NACO;

  . any other Event of Default provided with respect to that series of debt securities.

   We are required to file every year with the trustee an officers' certificate stating whether any default exists and specifying any default that exists. (Section 6.1)

Information Concerning the Trustee

   Norwest Bank Minnesota, N.A. is the trustee under the indenture. Other than through the indenture, we do not maintain any relationship with the trustee. The trustee may resign at any time or may be removed with respect to any series of debt securities by the holders of at least a majority in aggregate principal amount of the outstanding debt securities of the affected series. If the trustee resigns, is removed or becomes incapable of acting as trustee or if a vacancy occurs in the office of the trustee for any cause, a successor trustee shall be appointed in accordance with the provisions of the indenture. (Section 7.8)

Governing Law

   The indenture and the debt securities are, by their terms, to be governed by the internal laws of the State of Illinois without regard to the conflict of laws provisions thereof. (Section 10.10)

                          DESCRIPTION OF CAPITAL STOCK

General

   As of September 24, 1999, our authorized capital stock consisted of 25,000,000 shares of common stock, of which 18,386,336 shares were outstanding, and 1,000,000 shares of preferred stock, of which no shares were outstanding. 100,000 shares of the preferred stock have been designated Series A junior participating preferred stock and are reserved for issuance under the rights agreement described below. Our common stock is listed on the Nasdaq Stock Market's National Market System and the ticker symbol for the common stock is ABCR.

Common Stock

 Voting

   Holders of common stock vote as a single class on all matters submitted to a vote of the stockholders, with each share of common stock entitled to one vote.

 Dividends

   Holders of the common stock are entitled to receive the dividends that may be declared from time to time by our Board of Directors out of funds legally available therefor. The rights of holders of common stock to receive dividends are subject to the prior rights of holders of any issued and outstanding preferred stock that may be issued in the future.

 Other Provisions

   Upon liquidation (whether voluntary or involuntary) or a reduction in our capital which results in any distribution of assets to stockholders, the holders of common stock are entitled to receive, pro rata according to the number of shares held by each, all of our assets remaining for distribution after payment to creditors and the holders of any issued and outstanding preferred stock of the full preferential amounts to which they are entitled. The common stock has no preemptive or other subscription rights and there are no other conversion rights or redemption provisions with respect to the shares.

 Transfer Agent and Registrar

   The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Preferred Stock Purchase Rights

   Each outstanding share of common stock includes one right to purchase one one-hundredth of a share of our Series A junior participating preferred stock. A rights agreement dated as of September 29, 1995, as amended, between us and LaSalle National Trust, N.A., governs the terms and conditions of these rights. This description of the rights is qualified by the rights agreement, filed as part of our registration statement on Form 8/A filed with the SEC on October 2, 1995 and the amendments filed with our Form 10-Q for our fiscal quarter ended October 31, 1996 and our Form 8/A filed with the SEC on September 24, 1998.

   Currently, the rights are not exercisable, certificates representing rights have not been issued and the rights automatically trade with the common stock. However, ten days after an acquiring person or group (other than grandfathered stockholders) acquires beneficial ownership of 15% or more of the outstanding common stock, or 15 business days after an acquiring person or group makes an offer to acquire 15% or more of the outstanding common stock, the rights become exercisable, certificates representing the rights will be issued as soon as practicable afterwards and the rights will begin to trade independently from the common stock. The rights will not have any voting power. When the rights become exercisable, a holder becomes entitled to buy one one-hundredth of a newly-issued share of Series A junior participating preferred stock for each right at an exercise price of $150, subject to anti-dilution adjustments. Each one-hundredth of a share of Series A junior participating preferred stock will be entitled to one vote, voting together with the common stock, and to other voting rights. Each share of Series A junior participating preferred stock, if and when issued upon the exercise of a right, will be entitled to a minimum preferential quarterly dividend at the rate of $1.00 per share, but subject to adjustments, will be entitled to a total dividend of 100 times the dividend declared per share of common stock in the preceding quarter. The holders of the Series A junior participating preferred stock will receive a preferred liquidation payment of $.01 per share, but will be entitled to receive an aggregate liquidation payment equal to 100 times the payment made per share of common stock.

   If any person or group becomes an acquiring person or a transaction occurs that increases the acquiring person's proportionate ownership of the common stock, each right, other than those held by an acquiring person, will become exercisable at the current exercise price of the right, for that number of shares of common stock then having a market value of two times the exercise price of the right. If, following the acquisition by a person or group of 15% or more of the outstanding shares of common stock, we are involved in a merger or other business combination transaction or we sell or transfer assets or earnings power totaling more than 50% of our assets or earning power, each right will become exercisable, at the current exercise price, for that number of shares of common stock of the acquiring company then having a market value of two times the exercise price of each right.

   Our Board of Directors, by the affirmative vote of at least 80% of the continuing directors appointed to the Board by us (and not NACO) at the time of our merger with NACO, may redeem the rights for $.01 per right, subject to adjustment, until a person or group becomes an acquiring person. Any redemption is effective at the time, on the basis, and with the conditions that the Board of Directors may establish. The rights expire on September 29, 2005, unless we redeem them earlier.

   The purchase price payable, and the number of shares of Series A junior participating preferred stock or other securities or property issuable upon exercise of the rights are subject to adjustment to prevent dilution in some circumstances.

   So long as the rights are attached to the common stock, we will issue one right with each new share of common stock. All shares of common stock issued will have attached rights. We also will issue one right with each new share of common stock:

  .  issuable upon conversion of any convertible security issued, and

  . issued upon exercise of options to purchase shares of common stock granted by us,

before the time that the rights are no longer attached to the common stock.

   The rights have anti-takeover effects. The rights will cause substantial dilution to a person who attempts to acquire ABC-NACO without conditioning its offer on a substantial number of the rights being acquired. The rights also will adversely affect a person who desires to obtain control of ABC-NACO. The rights will not affect a transaction approved by our Board of Directors before the existence of an acquiring person, because the rights can be redeemed.

Preferred Stock

   Our Board of Directors may issue, without further authorization from our stockholders, up to 1,000,000 shares of preferred stock in one or more series. Our Board of Directors may determine at the time of creating each series:

  .  dividend rights and rates;

  .  voting and conversion rights;

  .  redemption provisions;

  .  liquidation preferences; and

  . other relative, participating, optional or other special rights, qualifications, limitations or restrictions of the series.

   We will describe in a prospectus supplement relating to any series of preferred stock being offered the terms of the preferred stock, which may include:

  .  the maximum number of shares to constitute the series;

  . any annual dividend rate on the shares, whether the rate is fixed or variable or both, the date or dates from which dividends will accrue, whether the dividends will be cumulative and any dividend preference;

  . whether the shares will be redeemable and, if so, the price at and the terms and conditions on which the shares may be redeemed;

  .  any liquidation preference applicable to the shares;

  .  the terms of any sinking fund;

  . any terms and conditions on which the shares of the series shall be convertible into, or exchangeable for, shares of any other capital stock;

  .  any voting rights of the shares of the series; and

  . any other preferences or special rights or limitations on the shares of the series.

Provisions With Possible Anti-Takeover Effects

   As discussed above, we have adopted a rights agreement that provides stockholders with rights to purchase shares of common stock or securities of ABC-NACO (or of an acquiring company) at half of the market price under certain circumstances involving a potential change in control of ABC-NACO that has not been approved by the Board of Directors. The rights agreement is intended as a means to protect the value of the stockholders' investment in ABC-NACO while preserving the possibility of a fair acquisition bid. In addition, the Delaware

General Corporation Law provides, among other things, that any beneficial owner of more than 15% of our voting stock is prohibited, without the prior approval of the Board of Directors, from entering into any business combination with us for three years from the date the 15% ownership interest is acquired.

   Our restated certificate of incorporation and our restated by-laws contain other provisions which may be viewed as having an anti-takeover effect. Our restated certificate of incorporation classifies the Board of Directors into three classes and the by-laws provide that vacancies on the Board of Directors are to be filled by a majority vote of directors and that directors so chosen will hold office until the end of the full term of the class in which the vacancy occurred. A vote of the holders of 66 2/3% of our outstanding voting stock is required to amend these provisions. Under the Delaware General Corporation Law, our directors may only be removed for cause.

                              PLAN OF DISTRIBUTION

   We may sell the securities:

  . through underwriting syndicates represented by one or more managing underwriters,

  .  through one or more firms acting as underwriters,

  .  through dealers or agents, or

  .  directly to investors.

   The prospectus supplement with respect to the securities will describe the terms of the offering, the purchase price of the securities and the proceeds to us from the sale, any underwriters, dealers or agents, any delayed delivery arrangements, any fees, underwriting discounts and other underwriters' compensation. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change.

   If the sale of securities involves underwriters, the underwriters will acquire the securities for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The cover of the prospectus supplement will name the underwriter or underwriters or managing underwriters or underwriters, with respect to an underwriting syndicate, for a particular underwritten offering. Except as the prospectus supplement indicates, the obligations of the underwriters to purchase the securities will be subject to conditions precedent. The underwriters will be obligated to purchase all the securities offered by the prospectus supplement if any are purchased.

   If the sale of securities involves dealers, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices to be determined by the dealers at the time of resale. The prospectus supplement will name the dealers and describe the terms of the transaction.

   The prospectus supplement will name any agent involved in the offer or sale of the securities and will indicate any commissions payable by us to that agent. Unless the prospectus supplement states otherwise, any agent will be acting on a best efforts basis for the period of its appointment.

   We will sell the securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale. The prospectus supplement will describe the terms of any of those sales.

   If the prospectus supplement indicates, we will authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities from us at the public offering price indicated in the prospectus supplement through delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will specify the conditions of these contracts and the commission payable for solicitation of the contracts.

   We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

   Agents, dealers and underwriters may be entitled under agreements with us to indemnification by us against civil liabilities, including those under the Securities Act, or to contribution with respect to those payments that agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

   All debt securities will be new issues of securities with no established trading market. Underwriters involved in the public offering and sale of debt securities may make a market in the debt securities. However, they are not obligated to make a market and may discontinue market making activity at any time. Therefore, we cannot give any assurances to you as to the liquidity of the trading market for any debt securities.

   Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

                                 LEGAL OPINIONS

   Schiff Hardin & Waite, Chicago, Illinois, will pass upon the validity of the securities offered by this prospectus for us. The opinions with respect to the securities may be subject to assumptions regarding future action to be taken by us and the trustee in connection with the issuance and sale of particular securities, the specific terms of the securities and other matters that may affect the validity of securities but that cannot be ascertained on the date of those opinions.

                                    EXPERTS

   We have incorporated by reference in this prospectus our audited financial statements as of July 31, 1999, 1998 and 1997, and for each of the three years in the period ended July 31, 1999, in reliance on the audit report of Arthur Andersen LLP, which issued the report as independent accountants and as experts in auditing and accounting. We refer you to that report, which includes an explanatory paragraph with respect to our change in the method of accounting for business process reengineering costs effective August 1, 1997, and our method of accounting for start-up costs effective August 1, 1998, as discussed in Note 2 to the financial statements.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

   The following table indicates the estimated amounts of expenses to be borne by ABC-NACO in connection with the offering described in this registration statement:

      SEC registration fee............................................ $ 75,824
      Trustee fees and expenses.......................................   20,000
      Printing and engraving expenses.................................  100,000
      Accounting fees and expenses....................................   20,000
      Legal fees and expenses.........................................  150,000
      Miscellaneous expenses..........................................    9,176
                                                                       --------
          Total....................................................... $375,000
                                                                       ========

Item 15. Indemnification of Directors and Officers

   Section 102 of the Delaware General Corporation Law (the "Delaware law") allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. Our restated certificate of incorporation contains a provision which eliminates directors' personal liability as set forth above.

   Our restated certificate of incorporation and restated by-laws provide in effect that we shall indemnify its directors and officers to the extent permitted by the Delaware law. Section 145 of the Delaware law provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances. Subsection (a) of Section 145 of the Delaware law empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.

   Subsection (b) of Section 145 of the Delaware law empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

   Section 145 further provides that to the extent that a director or officer or employee of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; and the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections shall be made by (1) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

   We have in effect insurance policies for general officers' and directors' liability insurance covering all of our officers and directors.

   The form(s) of proposed underwriting agreement(s) to be filed as (an) Exhibit(s) hereto or incorporated by reference herein may include provisions regarding the indemnification of our officers and directors by the several underwriters.

Item 16. Exhibits

   A list of the exhibits filed herewith or incorporated by reference is set forth in the Index to Exhibits which is incorporated herein by reference.

Item 17. Undertakings

   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Downers Grove, State of Illinois, on this 21st day of October, 1999.

                                          ABC-NACO INC.
                                          (Registrant)

                                                    /s/ Joseph A. Seher
                                          By: _________________________________
                                                      Joseph A. Seher
                                                  Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on October 21, 1999 by the following persons in the capacities indicated.

                 Signature                                     Title
                 ---------                                     -----


            /s/ Joseph A. Seher             Chief Executive Officer (Principal
___________________________________________   Executive Officer) and Director
              Joseph A. Seher

                  /s/ *                     Chairman of the Board of Directors
___________________________________________
             Donald W. Grinter

            /s/ J. P. Singsank              Senior Vice President and Chief Financial
___________________________________________   Officer (Principal Financial Officer)
              J. P. Singsank

          /s/ Brian L. Greenburg            Vice President and Corporate Controller
___________________________________________   (Chief Accounting Officer)
            Brian L. Greenburg

                  /s/ *                     Director
___________________________________________
            Richard A. Drexler

                  /s/ *                     Director
___________________________________________
              Daniel W. Duval

                  /s/ *                     Director
___________________________________________
           Jean-Pierre M. Ergas

                  /s/ *                     Director
___________________________________________
              James E. Martin

                  /s/ *                     Director
___________________________________________
             George W. Peck IV

                  /s/ *                     Director
___________________________________________
            Willard H. Thompson

         /s/ J. P. Singsank
*By: ________________________________
           J. P. Singsank
          Attorney-in-Fact
   (Pursuant to Powers of Attorney
      filed as Exhibits to this
       Registration Statement)

                               INDEX TO EXHIBITS

 Exhibit
 Number                               Exhibit
 -------                              -------                               ---
  1.1    Form of Underwriting Agreement.*
  3.1    Our Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Form 10-Q for our fiscal quarter ended April 30, 1999).
  3.2    Our Restated By-laws (incorporated by reference to Exhibit 3.2 to our Form 10-Q for our fiscal quarter ended April 30, 1999).
  4.1    Our Restated Certificate of Incorporation (see Exhibit 3.1).
  4.2    Our Restated By-laws (see Exhibit 3.2).
  4.3    Rights Agreement, dated as of September 29, 1995, between us and
         LaSalle National Trust, N.A., as Rights Agent (the "Rights
         Agreement") (incorporated by reference to Exhibit 4.2 to our
         Current Report on Form 8-K filed with the SEC on October 2, 1995
         (SEC File No. 0-22906)).
  4.4    Amendment No. 1 to the Rights Agreement, dated November 15, 1996
         (incorporated by reference to Exhibit 4.1 to our Form 10-Q our fiscal quarter ended October 31, 1996 (SEC File No. 0-22906)).
  4.5    Amendment No. 2 to the Rights Agreement, dated September 17,
         1998 (incorporated by reference to Exhibit 4.1 to our Form 8-A/A filed with the SEC on September 24, 1998
         (SEC File No. 0-22906)).
  4.6    Form of Indenture (the "Indenture") between us and Norwest Bank
         Minnesota, N.A. as trustee.
  5.1    Opinion of Schiff Hardin & Waite.
 12.1    Computation of our Ratio of Earnings to Fixed Charges.
 23.1    Consent of Arthur Andersen LLP.
 23.2    Consent of Schiff Hardin & Waite (contained in their opinion filed as Exhibit 5.1).
 24.1    Power of Attorney for Donald W. Grinter.
 24.2    Power of Attorney for Richard A. Drexler.
 24.3    Power of Attorney for Daniel W. Duval.
 24.4    Power of Attorney for Jean-Pierre M. Ergas.
 24.5    Power of Attorney for James E. Martin.
 24.6    Power of Attorney for George W. Peck IV.
 24.7    Power of Attorney for Willard H. Thompson.
 25.1    Statement of Eligibility and Qualification on Form T-1 of
         Norwest Bank Minnesota, N.A. to act as trustee under the
         Indenture.
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*To be filed by amendment or by a report on Form 8-K pursuant to Section 601 of
   Regulation S-K.